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THE AES CORPORATION                                         Exhibit 27

STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
FOR THE PERIODS ENDED SEPTEMBER 30, 1996 AND 1997

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                                                 Three       Three        Nine        Nine
                                                 Months      Months       Months      Months
                                                 Ended       Ended        Ended       Ended
                                                 9/30/96     9/30/97      9/30/96     9/30/97
---------------------------------------------------------------------------------------------
($ in millions, except per share amounts)

PRIMARY
Weighted Average Number of Shares
   of Common Stock Outstanding .............       151.6       173.1        150.4       164.1

Net effect of Dilutive Stock Options and
   Warrants Based on the Treasury Stock
   Method Using Average Market Price .......         2.8         4.6          2.2         4.4

Stock Units Allocated to the Deferred
   Compensation Plans for
   Executives and Directors ................         0.5         0.5          0.5         0.5
                                                 -------     -------      -------     -------

    Weighted average shares
      outstanding ..........................       154.9       178.2        153.1       169.0
                                                 =======     =======      =======     =======

    Net Income Before Extraordinary Item ...     $    32     $    50      $    89     $   132
         Extraordinary Item ................          --          (3)          --          (3)
                                                 -------     -------      -------     -------

    Net Income .............................     $    32     $    47      $    89     $   129
                                                 =======     =======      =======     =======

    Per Share Amount Before Extraordinary I      $  0.21     $  0.28      $  0.58     $  0.78
         Extraordinary Item ................          --       (0.02)          --       (0.02)
                                                 -------     -------      -------     -------
    Per Share Amount .......................     $  0.21     $  0.26      $  0.58     $  0.76
                                                 =======     =======      =======     =======

FULLY DILUTED

Weighted Average Number of Shares
   of Common Stock Outstanding .............       151.6       173.1        150.4       164.1

Net effect of Dilutive Stock Options and
   Warrants Based on the Treasury Stock
   Method Using Ending Market Price ........         3.2         4.8          3.4         4.9

Stock Units Allocated to the Deferred
   Compensation Plans for
   Executives and Directors ................         0.5         0.5          0.5         0.5

Effect of Convertible Debt - Based on
   the If-Converted Method .................          --         6.9           --         4.8
                                                 -------     -------      -------     -------
    Weighted average shares
      outstanding ..........................       155.3       185.3        154.3       174.3
                                                 =======     =======      =======     =======

    Net Income Before Extraordinary Item ...     $    32     $    50      $    89     $   132
Additional Contribution to Net Income if
  Convertible Debt is fully converted ......          --           1           --           3
                                                 -------     -------      -------     -------
    Adjusted Net Income Before Extraordinary
         Item ..............................     $    32     $    51      $    89     $   135
         Extraordinary Item ................          --          (3)          --          (3)
                                                 -------     -------      -------     -------
    Adjusted Net Income ....................     $    32     $    48      $    89     $   132
                                                 =======     =======      =======     =======

    Per Share Amount Before Extraordinary I      $  0.21     $  0.28      $  0.58     $  0.77
         Extraordinary Item ................          --       (0.02)          --       (0.02)
                                                 -------     -------      -------     -------
    Per Share Amount .......................     $  0.21     $  0.26      $  0.58     $  0.75
                                                 =======     =======      =======     =======
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